Exhibit 99.1

News Release

Hillman Reports Preliminary First Quarter 2022 Results; Sets Final First Quarter 2022 Earnings Release and Results Presentation Date

Company to issue final first quarter 2022 earnings release pre-market on Tuesday, May 3, 2022 and host results presentation at 8:30 a.m. Eastern Time on the same day.

CINCINNATI, April 12, 2022 -- Hillman Solutions Corp. (Nasdaq: HLMN) (the “Company” or “Hillman”), a leading provider of hardware products and merchandising solutions, announced today the following selected preliminary results from operations for the thirteen weeks ended March 26, 2022:

Preliminary First Quarter 2022 Highlights
•Net sales for the first quarter of 2022 increased to $363.0 million compared to $341.3 million in the prior year quarter.
•Operating income for the first quarter of 2022 totaled $8.8 million compared to $5.8 million in the prior year quarter.
•Adjusted EBITDA1 for the first quarter of 2022 totaled $44.0 million compared to $47.8 million in the prior year quarter.

Presentation of Preliminary First Quarter 2022 Results
The preliminary financial results presented above are unaudited and preliminary estimates that have been prepared by management in good faith on a consistent basis with prior periods. However, the Company has not completed its financial closing procedures for the thirteen weeks ended March 26, 2022, and actual results may differ from these preliminary estimates, and such differences could be material. In addition, Deloitte & Touche LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled, or performed any procedures with respect to these preliminary financial results and does not express an opinion or any other form of assurance with respect to these preliminary financial results or their achievability. The Company undertakes no obligation to update or supplement the information provided above until the Company releases its financial statements for the thirteen weeks ended March 26, 2022.

Presentation of Non-GAAP Financial Measures

In addition to the preliminary results presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company has also presented a non-GAAP financial measure — Adjusted EBITDA— which presents results on a basis adjusted for certain items. Adjusted EBITDA is a non-GAAP financial measure and is the primary basis used to measure the operational strength and performance of our businesses as well as to assist in the evaluation of underlying trends in our businesses. This measure eliminates the significant level of noncash depreciation and amortization expense that results from the capital-intensive nature of our businesses and from intangible assets recognized in business combinations. It is also unaffected by our capital and tax structures, as our management excludes these results when evaluating our operating performance. Our management and Board of Directors use this financial measure to evaluate our consolidated operating performance and the operating performance of our operating segments and to allocate resources and capital to our operating segments. Additionally, we believe that Adjusted EBITDA is useful to investors because it is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure of Adjusted EBITDA may not be directly comparable to similar measures used by other companies. Adjusted EBITDA is reconciled from operating income under GAAP below.

1 Adjusted EBITDA is a non-GAAP financial measure. Refer to the "Reconciliation of Operating Income to Adjusted EBITDA” section of this press release for additional information as well as reconciliations between the company’s GAAP and non-GAAP financial results.

The Company is not able to provide a reconciliation of Adjusted EBITDA to net income (the closest comparable financial measure presented in accordance with GAAP) without unreasonable effort or expense. Net income cannot be reasonably estimated due to timing for completing our quarterly financial closing procedures, including with respect to the accounting for income taxes and certain subsequent events.

Reconciliation of Operating Income to Adjusted EBITDA

	Thirteen Weeks Ended March 26, 2022	Thirteen Weeks Ended March 27, 2021
Operating income	$8,849	$5,780
Depreciation	13,254	16,341
Amortization	15,521	14,909
EBITDA	$37,624	$37,030

Stock compensation expense	6,018	1,741
Other (1)	369	9,035
Adjusted EBITDA	$44,011	$47,806

(1)Other includes certain litigation charges, acquisition and integration expense, gain or loss on revaluation of contingent consideration, restructuring expense, and pre-merger management fees. The thirteen weeks ended March 27, 2021 include $4.8 million of acquisition and integration expenses related to historical acquisitions, including the merger with Landcadia Holdings III, Inc. and $4.0 million in legal fees associated with our litigation with KeyMe, Inc.

First Quarter 2022 Final Results Presentation
Hillman plans to issue its final first quarter 2022 earnings release before the U.S. stock market opens on Tuesday, May 3, 2022 and host a conference call and webcast presentation at 8:30 a.m. Eastern Time that day.

Chairman, President, and Chief Executive Officer Doug Cahill and Chief Financial Officer Rocky Kraft will host the results presentation.

Date/Time: May 3, 2022 at 8:30 am Eastern Time
Listen-only Webcast: https://edge.media-server.com/mmc/p/znivjan2
Toll-Free: (866) 673-2033
International: (409) 217-8313
Conference ID: 3008416

A webcast replay will be available approximately one hour after the conclusion of the call using the link above.

Hillman’s earnings release, quarterly presentation, and Form 10-Q are expected to be filed with the SEC and posted to its website, https://ir.hillmangroup.com upon releasing results.

About Hillman
Founded in 1964 and headquartered in Cincinnati, Ohio, Hillman is a leading North American provider of complete hardware solutions, delivered with industry best customer service to over 40,000 locations. Hillman designs innovative product and merchandising solutions for complex categories that deliver an outstanding customer experience to home improvement centers, mass merchants, national and regional hardware stores, pet supply stores, and OEM & Industrial customers. Leveraging a world-class distribution and sales network, Hillman delivers a “small business” experience with “big business” efficiency. For more information on Hillman, visit www.hillmangroup.com.

Forward-Looking Statements
This communication contains certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements, which are not historical facts and are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. All forward-looking statements are made in good faith by the company and are intended to qualify for the safe harbor from liability established by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995

The Company's actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project,"

"budget," "forecast," "anticipate," "intend," "plan," “target”, “goal”, "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) unfavorable economic conditions that may affect operations, financial condition and cash flows including spending on home renovation or construction projects, inflation, recessions, instability in the financial markets or credit markets; (2) increased supply chain costs, including raw materials, sourcing, transportation and energy; (3) the highly competitive nature of the markets that we serve (4) ability to continue to innovate with new products and services; (5) seasonality; (6) large customer concentration; (7) ability to recruit and retain qualified employees; (8) the outcome of any legal proceedings that may be instituted against the Company (9) adverse changes in currency exchange rates; (10) the impact of COVID-19 on the Company’s business; or (11) regulatory changes and potential legislation that could adversely impact financial results. The foregoing list of factors is not exclusive, and readers should also refer to those risks that will be included under the header “Risk Factors” included in the Form 10-K filed on March 16, 2022 with the Securities and Exchange Commission (“SEC”). Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward looking statements.

Except as required by applicable law, the Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements in this communication to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contact
Michael Koehler
Vice President of Investor Relations & Treasury
513-826-5495
IR@hillmangroup.com

Source: Hillman Solutions Corp.

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